Exhibit 20

Capital One Prime Auto Receivables Trust 2005-1

Automobile Receivable - Backed Notes

Class A-1 Notes 3.95440% Asset-Backed Notes

Class A-2 Notes 4.24000% Asset-Backed Notes

Class A-3 Notes 4.32000% Asset-Backed Notes

Class A-4 Notes LIBOR + 0.02000% Asset-Backed Notes

Class B-1 Notes 4.58000% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	11/01/2005					Original Pool Balance
Monthly Period Ending:	11/30/2005	Purchases	Units	Cut-off Date	Closing Date
Prev. Distribution/Close Date	11/15/2005	Initial Purchase	68,529	8/24/2005	8/30/2005	1,165,021,246.83
Distribution Date:	12/15/2005	Sub Purchase #1	18,428	11/14/2005		346,315,706.17
Days in Interest Period:	30	Sub Purchase #2	0			0.00
Days in Collection Period:	30	Sub Purchase #3	0			0.00
Months Seasoned:	3	Total	86,957			1,511,336,953.00

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of Period Aggregate Principal Balance		{1}		1,078,651,588.35
{2}	Purchase of Subsequent Receivables		{2}		346,315,706.17
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	23,320,323.68
	{4}	Prepaid Principal Received	{4}	16,971,013.81
	{5}	Defaulted Receivables	{5}	148,783.00
	{6}	Principal Portion of Repurchased Receivables	{6}	3,397,324.07
	{7}	Cram Down Losses and other non-cash adjustments	{7}	1,788.55
	{8}	Total Monthly Principal Amounts	{8}		43,839,233.11
{9}	End of Period Aggregate Receivables Balance		{9}		1,381,128,061.41
{10}	Pool Factor ({9} / Original Pool Balance)		{10}		0.9138

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{11}	Original Note Balance	{11}	299,000,000.00	277,000,000.00	525,000,000.00	361,217,000.00	37,783,000.00	1,500,000,000.00
{12}	Beginning of Period Note Balance	{12}	213,278,113.96	277,000,000.00	525,000,000.00	361,217,000.00	37,783,000.00	1,414,278,113.96
{13}	First Allocation of Principal	{13}	5,725,513.01	0.00	0.00	0.00	0.00	5,725,513.01
{14}	Second Allocation of Principal	{14}	37,783,000.00	0.00	0.00	0.00	0.00	37,783,000.00
{15}	Optional Note Redemption Amount	{15}	0.00	0.00	0.00	0.00	0.00	0.00
{16}	End of Period Note Balance	{16}	169,769,600.95	277,000,000.00	525,000,000.00	361,217,000.00	37,783,000.00	1,370,769,600.95
{17}	Note Pool Factors ( {16}/{11} )	{17}	0.5678	1.0000	1.0000	1.0000	1.0000	0.9138
{18}	Principal Payment Per $1,000	{18}	145.51	0.00	0.00	0.00	0.00	29.01

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{19}	Beginning of Period Pre-Funding Account Balance	{19}		343,716,412.52
{20}	Purchase of Subsequent Receivables	{20}	343,716,412.52
{21}	Investment Earnings	{21}	511,446.77
{22}	Investment Earning Transfer to Collection Account	{22}	(511,446.77)
{23}	Payment of Mandatory Prepayment Amount	{23}	0.00
{24}	End of Period Pre-Funding Account Balance	{24}		0.00

IV.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{25}	Scheduled and Prepayment Principal Cash Received							{25}	40,291,337.49
{26}	Liquidation Proceeds Collected During Period							{26}	17,711.00
{27}	Receivables Repurchase Amounts							{27}	3,418,165.06
{28}	Interest Collected on Receivables							{28}	6,801,352.59
{29}	Return of Excess Deposit - Prefunding Account							{29}	0.00
{30}	Swap Termination Account							{30}	0.00
{31}	Advances from the Reserve Fund							{31}	0.00
{32}	Release from Reserve Fund Account							{32}	0.00
	Investment Earnings on Trust Accounts
{33}	Collection Account							{33}	119,825.71
{34}	Transfer from Reserve Fund							{34}	60,093.11
{35}	Transfer from Pre-Funding Account							{35}	511,446.77
{36}	Net Swap Receipts							{36}	0.00
{37}	Optional Note Redemption Prepayment Amount							{37}	0.00
{38}	Total Available Funds							{38}		51,219,931.73

Distributions:
{39}	Trustee Fees							{39}	0.00
	Servicing Fees
	Calculated Fee	Carryover Shortfall	Change from Prior Period	Total Fee Due
{40}	449,438.16	0.00	0.00	449,438.16				{40}	449,438.16
{41}	Net Swap Payments							{41}	86,391.07

	Class A Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{42}	Class A-1 Note	213,278,113.96	3.95440%	30	Actual/360	702,822.48	2.35	{42}	702,822.48
{43}	Class A-2 Note	277,000,000.00	4.24000%	30	30/360	978,733.33	3.53	{43}	978,733.33
{44}	Class A-3 Note	525,000,000.00	4.32000%	30	30/360	1,890,000.00	3.60	{44}	1,890,000.00
{45}	Class A-4 Note	361,217,000.00	LIBOR + 0.02000%	30	Actual/360	1,246,198.65	3.45	{45}	1,246,198.65

	Class A Noteholders’ Accrued Note Interest
	Class	Carryover Shortfall	Change from Prior Period		Carryover Shortfall Per $1,000
{46}	Class A-1 Note	0.00	0.00		0.00			{46}	0.00
{47}	Class A-2 Note	0.00	0.00		0.00			{47}	0.00
{48}	Class A-3 Note	0.00	0.00		0.00			{48}	0.00
{49}	Class A-4 Note	0.00	0.00		0.00			{49}	0.00
{50}	First Allocation of Principal							{50}	5,725,513.01

	Class B Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{51}	Class B-1 Note	37,783,000.00	4.58000%	30	30/360	144,205.12	3.82	{51}	144,205.12

	Class B Noteholders’ Accrued Note Interest
	Class	Carryover Shortfall	Change from Prior Period		Carryover Shortfall Per $1,000
{52}	Class B-1 Note	0.00	0.00		0.00			{52}	0.00
{53}	Second Allocation of Principal							{53}	37,783,000.00
{54}	Deposit to Reserve Account, to Required Level							{54}	2,213,629.91
{55}	Other Amounts Due to the Trustees							{55}	0.00
{56}	Optional Note Redemption Prepayment Amount / EOD Prin Pay							{56}	0.00
{57}	Distribution to the Equity Certificate Holder							{57}	0.00
{58}	Total Distributions							{58}		51,219,931.73

V.	RECONCILIATION OF RESERVE ACCOUNT:

{59}	Beginning of Period Reserve Account balance		{59}		18,287,121.79
{60}	Deposits to Reserve Account - Subsequent Fundings		{60}		3,463,157.06
{61}	Subtotal		{61}		21,750,278.85
	{62}	Reserve Account Requirement	{62}	27,622,561.23
	{63}	Reserve Acount Shortfall / (Excess)	{63}	5,872,282.38
{64}	Deposit to Reserve Fund, to Required Level		{64}		2,213,629.91
{65}	Release from Reserve Account		{65}		0.00
{66}	End of Period Reserve Account Balance		{66}		23,963,908.76
{67}	Change in Reserve Account Balance from Prior Period		{67}		5,676,786.97
{68}	EOP Shortfall		{68}		3,658,652.47

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Sale and Servicing Agreement dated as of August 30, 2005 by and among Capital One Auto Finance, Inc., as Servicer, Capital One Prime Auto Receivables Trust 2005-1, as Issuer, Capital One Auto Receivables, LLC, as Seller, and JPMorgan Chase Bank, as Indenture Trustee.

CAPITAL ONE AUTO FINANCE, INC.
Capital One Auto Finance, Inc., as Servicer

By:	/s/ Steve Richter
Name:	Steve Richter
Title:	Assistant Vice President
Date:	12/12/2005

Exhibit A

Capital One Prime Auto Receivables Trust 2005-1

Automobile Receivable - Backed Notes

Class A-1 Notes 3.95440% Asset-Backed Notes

Class A-2 Notes 4.24000% Asset-Backed Notes

Class A-3 Notes 4.32000% Asset-Backed Notes

Class A-4 Notes LIBOR + 0.02000% Asset-Backed Notes

Class B-1 Notes 4.58000% Asset-Backed Notes

Servicer’s Certificate

Monthly Period Ending 11/30/2005

Distribution Date 12/15/2005

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{1}	Original Note Balance	{1}	299,000,000.00	277,000,000.00	525,000,000.00	361,217,000.00	37,783,000.00	1,500,000,000.00
{2}	Beginning of Period Note Balance	{2}	213,278,113.96	277,000,000.00	525,000,000.00	361,217,000.00	37,783,000.00	1,414,278,113.96
{3}	End of Period Note Balance	{3}	169,769,600.95	277,000,000.00	525,000,000.00	361,217,000.00	37,783,000.00	1,370,769,600.95
{4}	Note Pool Factors ( {3}/{1} )	{4}	0.5678	1.0000	1.0000	1.0000	1.0000	0.9138

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

				Cumulative	Period
{5}	Beginning Number of Receivables	{5}		68,529	65,938
{6}	Number of Subsequent Receivables Purchased	{6}		18,428	18,428
{7}	Number of Receivables Defaulted During Period	{7}		10	8
{8}	Number of Receivables Becoming Purchased Receivables During Period	{8}		438	186
{9}	Number of Receivables Paid Off During Period	{9}		3,458	1,121
{10}	Ending Number of Receivables	{10}		83,051	83,051

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	6.38%	6.37%	6.42%
{12}	Weighted Average Remaining Term of the Receivables	{12}	55.00	54.41	54.14
{13}	Weighted Average Original Term of Receivables	{13}	58.43	58.43	58.43
{14}	Average Receivable Balance	{14}	17,000.41	16,358.57	16,629.88

IV.	DELINQUENCY

	Receivables with Scheduled Payment Delinquent		Units	Dollars	Percentage
{15}	31-60 Days	{15}	127	2,123,006	0.15%
{16}	61-90 Days	{16}	49	967,941	0.07%
{17}	91-120 Days	{17}	28	558,766	0.04%
{18}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period	{18}	77	1,526,707	0.11%

V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period ( line {18})	{19}	1,526,707.08
{20}	End of Period Current Principal Balance	{20}	1,381,128,061.41
{21}	Delinquency Ratio ({16} + {17} divided by {20})	{21}		0.11%

Current Net Charge-off Rate:

{22}	Receivables becoming Defaulted Receivables during period	{22}	148,783.00
{23}	Cram Down Losses occurring during period	{23}	1,788.55
{24}	Liquidation Proceeds collected during period	{24}	17,711.00
{25}	Net Losses during period ({25} + {26} - {27})	{25}	132,860.55
{26}	Monthly Annualized Net Charge-Off Ratio
	(({25} / Monthly Period Average Aggregate Receivable Balance) * 12)	{26}		0.13%